Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
CENTRUE FINANCIAL CORPORATION
ANNOUNCES BRANCH SALES
OTTAWA, IL, January 7, 2008 — Centrue Financial Corporation (Nasdaq: TRUE) announced today that its principal banking subsidiary, Centrue Bank, has reached agreements for the sale of four of its Illinois branches. The transactions are part of an ongoing effort by the Company to redeploy capital to its higher-growth and anchor markets.
Financial details of the agreements were not disclosed, and all of the sales are expected to be completed by the second quarter of 2008, pending regulatory approval. Each of the agreements is to purchase certain loans and fixed assets, including the branch locations, and to assume all of the deposit relationships of the Centrue Bank branches being purchased. In aggregate, these transactions represent selling approximately $38.6 million in loans and $56.6 million in deposits and are expected to result in a small gain for Centrue Financial. The divested amount represents 4.0% of total loans and 5.5% of total deposits.
“After much analysis and consideration, our Board and management team agreed that selling our branches in these smaller markets and utilizing that capital to strengthen and expand our position within our existing higher growth and anchor markets is in the best long-term interest of our shareholders,” remarked Thomas A. Daiber, the Company’s President and Chief Executive Officer. “The successful negotiation of these sales is a testament to the work and the relationships that our Centrue Bank employees have built in these markets and we are pleased to have entered into agreements to transfer these branches to strong and reputable banking organizations that were excited to expand their footprints from nearby communities.”
Further details of the transactions are as follows:
•	Apple River State Bank, headquartered in Apple River, Illinois, has signed a definitive agreement to assume approximately $12.7 million in loans, as well as approximately $25.3 million in deposits, from Centrue Bank for its two branches located in Elizabeth and Hanover.

•	Peoples National Bank, headquartered in Kewanee, Illinois has signed a definitive agreement to assume approximately $25.9 million in loans, as well as approximately $31.3 million in deposits, from Centrue Bank for its two branches located in Manlius and Tampico.
These sales, in addition to the closing of the Company’s Dwight In-Store, Coal City In-Store and Urbana branches earlier in the year, will reduce Centrue’s branch distribution network to 29 locations.

About the Company
Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois and devotes special attention to personal service and offers bank, trust, and investment services. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area. Further information about the company will be available at its website at http://www.centrue.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:	Thomas A. Daiber		Kurt R. Stevenson
	President and		Senior Executive Vice President and
	Chief Executive Officer		Chief Financial Officer
	Centrue Financial Corporation		Centrue Financial Corporation
	tom.daiber@centrue.com		kurt.stevenson@centrue.com

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